Earnings Conference Call – Third Quarter 2016 October 26, 2016 John Wiehoff, Chairman & CEO Andrew Clarke, CFO Tim Gagnon, Director, Investor Relations Exhibit 99.2

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; changes to our share repurchase activity; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports. 2

Results Q3 2016 Three months ended September 30 in thousands, except per share amounts Nine months ended September 30 Net revenue decrease was primarily the result of margin compression in the truckload and ocean service lines. Volumes increased in most services. Variable expense reduction unable to offset net revenue decrease. The acquisition of APC Logistics closed on September 30, 2016, and added 313 employees. 3 (1) Does not include APC Logistics employees.

Transportation Results Q3 2016 Three months ended September 30 TRANSPORTATION in thousands TRANSPORTATION NET REVENUE MARGIN PERCENTAGE Nine months ended September 30 Transportation net revenue margin decreased in the third quarter of 2016 compared to 2015 for nearly all services. 4

North America Truckload Cost and Price Change(1), Transportation Net Revenue Margin Supply and demand affect truckload pricing from quarter to quarter and year to year. Average YoY price and cost increase is 2% since 2008. (1) Cost and price change exclude the estimated impact of fuel. 5

Truckload Results Q3 2016 Three months ended Sept 30 TRUCKLOAD NET REVENUES in thousands Net revenue decreased as a result of customer rates decreasing approximately 2% more than purchased transportation costs. Strong capacity recruitment to support volume growth as we added 4,200 new contracted carriers in the third quarter. Volume growth was a result of an increase in both short and long haul shipments when compared to the third quarter of 2015. Nine months ended Sept 30 Year over year change *Pricing and cost measures exclude the estimated impact of the change in fuel prices Quarter Volume 7.5% Approximate pricing* -5.5% Approximate cost* -3.5% Net revenue margin YTD 5% -6% -6% North America Truckload 6

LTL Results Q3 2016 Three months ended Sept 30 LTL NET REVENUES in thousands LTL Year over year change Quarter Volume 5% Pricing Net revenue margin Nine months ended Sept 30 YTD 7% Less than Truckload net revenue growth of 2.4 percent in the third quarter of 2016 compared to the third quarter of 2015 was primarily driven by volume growth and partially offset by a lower net revenue per shipment. A reduction in our average shipment size negatively impacted our total net revenue in the third quarter of 2016 when compared to the third quarter of 2015. 7

Intermodal Results Q3 2016 Three months ended Sept 30 INTERMODAL NET REVENUES in thousands Year over year change INTERMODAL Quarter Volume 0% Pricing Net revenue margin Nine months ended Sept 30 YTD -9% Net revenue margin decreased in the third quarter as a result of a more competitive pricing environment. Intermodal volumes were flat in the third quarter of 2016 when compared to the third quarter of 2015. Intermodal conversion opportunities remain pressured by low truck pricing. 8

Global Forwarding Results Q3 2016 Ocean, Air and Customs Three months ended Sept 30 NET REVENUES in thousands Quarter Volume Pricing Net revenue margin OCEAN Quarter Volume Pricing Net revenue margin AIR Year over year change Year over year change Nine months ended Sept 30 YTD YTD Combined Global Forwarding services net revenues decreased 2.1 percent in the third quarter when compared to the third quarter of 2015. Hanjin Shipping Co. bankruptcy in September caused an increase in ocean capacity costs and pressured margins on fixed price business. Air shipment volume increased approximately 18%, and ocean shipments increased approximately 5% when compared to the third quarter of 2015. 9

Other Logistics Services Results Q3 2016 Three months ended Sept 30 NET REVENUES in thousands Nine months ended Sept 30 Other Logistics Services net revenues include transportation managed services, warehousing, and small parcel. Managed services net revenues increased 29 percent in the third quarter when compared to third quarter of 2015. Managed services business continues to expand globally. 10

Sourcing Results Q3 2016 Three months ended Sept 30 SOURCING NET REVENUES in thousands Nine months ended Sept 30 Sourcing net revenue increase in the third quarter of 2016 compared to the third quarter of 2015 was primarily the result of 6.4% case volume growth and slightly offset by a lower net revenue per case. Case volume increase driven by strong performance in the Foodservice vertical and strategic categories. 11

in thousands Summarized Income Statement Three months ended Sept 30 Nine months ended Sept 30 Personnel expense decrease was primarily driven by lower variable compensation incentives and partially offset by average headcount growth. Selling, general and administrative expenses decreased due to lower provision for bad debt and claims, partially offset by increases in other areas. Lower income tax rate is partially the result of a one-time tax benefit from items related to the Freightquote acquisition. 12

September 30, 2016 Cash & investments $224,449 Current assets 1,967,549 Total assets 3,664,062 Debt 1,225,000 Stockholders investment 1,269,668 CASH FLOW DATA BALANCE SHEET DATA Other Financial Information in thousands Total debt balance $1.225 billion $500 million, 4.28% average coupon $725 million drawn on revolver, 1.52% current rate as of September 30, 2016 13 Three months ended Sept 30

in thousands Capital Distribution Capital returned to shareholders during the quarter $63.6 million cash dividend $66.9 million in cash for repurchase activity 965,400 shares Average price $69.23 for shares repurchased Target is to return approximately 90% of net income to shareholders annually. 2012 Net Income is adjusted to excluded transaction related gains and expenses. A reconciliation of adjusted results appears in Appendix A. 2012 Dividends exclude the fifth dividend payment made during the year. (b) Includes a $500 million accelerated share repurchase. 14

Final Comments North America truckload volume growth of approximately 12 percent per business day, October to date. October to date total company net revenue per day has decreased approximately 4 percent when compared to October 2015. Q4 Activities: APC integration is going well. We are confident in our network’s ability to execute in all types of market conditions. 15

Appendix A: 2012 Summarized Adjusted Income Statement

In thousands, except per share amounts

Twelve months ended December 31, 2012

	2012 Actual	Non-recurring Acquisition Impacts	Non-recurring Divestiture Impacts	Adjusted
Total net revenues	**$1,717,571**			**$1,717,571**
Personnel expenses (1)	766,006	-385	-34,207	731,414
Other operating expenses (2)	276,245	-10,225	-379	265,641
Total operating expenses	**1,042,251**	**-10,610**	**-34,586**	**997,055**
Income from operations	**675,320**	**10,610**	**34,586**	**720,516**
Investment & other income (3)	283,142		-281,551	1,591
Income before taxes	958,462	10,610	-246,965	722,107
Provision for income taxes	364,658	2,745	-92,303	275,100
Net income	**$593,804**	**7,865**	**-$154,662**	**$447,007**
Net income per share (diluted)	3.67			2.76
Weighted average shares (diluted)	161,946	185 (4)	92 (5)	161,669

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

1) The adjustment to personnel consists of $33 million of incremental vesting expense of our equity awards triggered by the gain on the divestiture of T-Chek. The balance consists of transaction related bonuses.
2) The adjustments to other operating expenses reflect fees paid to third parties for:
   a) Investment banking fees related to the acquisition of Phoenix
   b) External legal and accounting fees related to the acquisitions of Apreo and Phoenix and the divestiture of T-Chek.
3) The adjustment to investment and other income reflects the gain from the divestiture of T-Chek.
4) The adjustment to diluted weighted average shares outstanding relates to the shares of C.H. Robinson stock issued as consideration paid to the sellers in the acquisition of Phoenix.
5) The adjustment to diluted weighted average shares outstanding relates to the additional vesting of performance-based restricted stock as a result of the gain on sale recognized from the divestiture of T-Chek.

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C.H. ROBINSON

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